Exhibit 10.2

Agreement of Termination and Release

This Agreement of Termination and Release (this “Agreement”) is entered into between CleanCore Solutions, Inc., a Nevada corporation (the “Company”) and Clayton Adams, an individual resident of the State of Nebraska (“Executive”), and is effective as of March 16, 2026. Each of the Company and the Executive may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and the Executive previously entered into that certain Executive Employment Agreement dated September 5, 2025 (the “Employment Agreement”), whereby the Executive agreed to serve as the Chief Executive Officer of the Company;

WHEREAS, the Company and the Executive have mutually determined it would be in their respective best interests to terminate the Employment Agreement as set forth herein, in connection with the Executive’s resignation as Chief Executive Officer (the “Transaction”); and

WHEREAS, in addition to serving as the Company’s Chief Executive Officer, Executive is also a director serving on the board of directors of the Company (the “Board”), and the Executive will continue to serve on the Board following the effectiveness of the Transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, hereby agree as follows:

1. Termination of Employment Agreement. Subject to the terms and conditions of this Agreement, the Parties agree that the Employment Agreement shall be terminated and cancelled as of the Termination Date (as defined below). Each of the Company and the Executive hereby waives any and all notice obligations to each other set forth in the Employment Agreement relating to the termination thereof.

2. Consideration. In consideration of the Company and the Executive agreeing to voluntarily terminate the Employment Agreement, at the Closing (as defined below), the Company agrees to make a cash payment in the amount of $500,000 to Executive, which payment is to be made by via wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit A attached hereto.

3. Time and Place of Closing; Closing and Post-Closing Deliveries.

a. The Transaction shall be deemed to have been consummated (the “Closing”) at 8:00 a.m. Eastern Time March 17, 2026 (the “Termination Date”) electronically by mutual exchange of facsimile or portable document format (.PDF) signatures, or at such other date or time as may be agreed upon from time to time in writing by the Company and the Executive.

b. At the Closing, the Parties shall do, or cause to be done, the following:

i.	Each Party hereto shall deliver to each other Party a fully executed copy of this Agreement.

ii.	The Company shall wire the cash payment described in Section 2 to Executive in accordance with Exhibit A.

4. Release. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the satisfaction of the Parties’ respective obligations under Section 2 of this Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to the Employment Agreement, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement.

5. Representations and Warranties of the Parties.

a. Each Party hereby represents and warrants to the other Party that:

i.	such Party is either a (i) corporation or limited liability company (as the case may be) duly organized, validly existing and in good standing under the laws of the state of its incorporation, or (ii) natural person and resident of the United States;

ii.	such Party has the full right, corporate, limited liability company, or individual power (as the case may be) and authority to enter into this Agreement and to perform its obligations hereunder;

iii.	the execution of this Agreement by the individual whose signature is set forth at the end of such agreements on behalf of such Party (as applicable), and the delivery of such agreements by such Party (as applicable), have been duly authorized by all necessary corporate or limited liability company action (as the case may be) on the part of such Party;

iv.	this Agreement has been executed and delivered by such Party (as applicable) and (assuming due authorization, execution and delivery by the other Party) constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity; and

v.	such Party (i) knows of no Claims against the other Party relating to or arising out of the Employment Agreement that are not covered by the release contained in Section 4 of this Agreement, and (ii) has neither assigned nor transferred any of the Claims released herein to any Person and no Person has subrogated to or has any interest or rights in any Claims.

b. All of the representations and warranties contained herein shall survive the Termination Date.

6. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nebraska without giving effect to any choice of conflict law provision or rule (whether of the State of Nebraska or any other jurisdiction).

7. EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND SUBSIDIARIES, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

8. Notices. All notices and other communications provided for in this Agreement shall be given in writing, addressed to the recipient Party as set forth in the Employment Agreement, or at such other address that shall be specified in a notice given in accordance with written instructions delivered by one Party to the other Party.

9. Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned or delegated by a Party, in whole or part, whether voluntarily, by operation of law, change of control or otherwise, without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10. Entire Agreement; Severability. This Agreement is the entire agreement of the Parties relating to the subject matter hereof, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement replaces and supersedes any and all prior discussions and agreements that the Parties have had and have entered into with respect to the subject matter hereof. No amendment, waiver or modification of this Agreement shall be valid unless made in writing and signed by each of the Parties. If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

11. Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which may be executed and delivered via facsimile or portable document format (.PDF) electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the parties as of the date first set forth above. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

CLEANCORE SOLITIONS, INC.

By:	/s/ David Enholm
Name:	David Enholm
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Clayton Adams
Clayton Adams

[Signature Page to Agreement of Termination and Release]